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Exhibit 99



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


                Re:  The Advest Group, Inc. and Subsidiaries



We are aware that our report dated October 22, 1997 on our audit of the consolidated financial statements and financial statement schedules of The Advest Group, Inc. and Subsidiaries as of September 30, 1997 and 1996, and for each of the three years in the period ended September 30, 1997, and included in the Company's annual report on Form 10-K for the fiscal year ended September 30, 1997, is incorporated by reference in this Form 10-K/A. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the Form 10-K/A prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                                                                          /s/
PricewaterhouseCoopers L.L.P.




July 24, 1998
Hartford, Connecticut

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